                                AMENDED AND RESTATED
                            INVESTMENT ADVISORY AGREEMENT

      AGREEMENT made as of the 1st day of January,  2005, by and between  OPPENHEIMER
TOTAL RETURN BOND FUND (the "Fund"), and OPPENHEIMERFUNDS, INC. ("OFI").

      WHEREAS,  the Fund is an open-end,  diversified  management  investment company registered as such with the Securities  and Exchange  Commission  (the  "Commission")
pursuant to the Investment  Company Act of 1940 (the  "Investment  Company Act"), and
OFI is a registered investment adviser;

      NOW,  THEREFORE,   in  consideration  of  the  mutual  promises  and  covenants hereinafter set forth, it is agreed by and between the parties, as follows:

1.    General Provision.

      The  Fund  hereby  employs  OFI  and  OFI  hereby  undertakes  to  act  as  the investment  adviser  of the Fund and to perform  for the Fund such  other  duties and functions as are hereinafter set forth.  OFI shall, in all matters,  give to the Fund and its Board of  Trustees  the  benefit  of its best  judgment,  effort,  advice and recommendations  and shall,  at all times  conform  to,  and use its best  efforts to enable the Fund to conform to (i) the  provisions of the  Investment  Company Act and any rules or regulations  thereunder;  (ii) any other applicable  provisions of state or federal law; (iii) the  provisions of the  Declaration of Trust and By-Laws of the
Fund as amended from time to time; (iv) policies and  determinations  of the Board of
Trustees of the Fund; (v) the  fundamental  policies and investment  restrictions  of the Fund as reflected in its  registration  statement  under the  Investment  Company
Act  or as  such  policies  may,  from  time  to  time,  be  amended  by  the  Fund's shareholders;  and (vi) the  Prospectus  and Statement of Additional  Information  of
the Fund in effect from time to time. The  appropriate  officers and employees of OFI shall be available upon reasonable  notice for consultation  with any of the Trustees and  officers of the Fund with  respect to any matters  dealing with the business and affairs  of  the  Fund  including  the  valuation  of any  of  the  Fund's  portfolio securities  which are either not  registered  for public sale or not being  traded on any securities market.

2.    Investment Management.

      (a) OFI shall,  subject to the  direction  and  control by the Fund's  Board of
Trustees,  (i) regularly provide  investment advice and  recommendations  to the Fund with  respect to its  investments,  investment  policies and the purchase and sale of securities;  (ii) supervise  continuously the investment  program of the Fund and the composition  of its  portfolio and determine  what  securities  shall be purchased or sold by the Fund;  and (iii)  arrange,  subject to the  provisions  of paragraph  "7"
hereof,  for the purchase of securities  and other  investments  for the Fund and the sale of securities and other investments held in the portfolio of the Fund.

      (b)  Provided  that the Fund  shall  not be  required  to pay any  compensation other than as provided by the terms of this  Agreement and subject to the  provisions of  paragraph  "7"  hereof,  OFI  may  obtain  investment  information,  research  or assistance  from any other  person,  firm or  corporation  to  supplement,  update or otherwise improve its investment management services.

      (c) Provided  that  nothing  herein shall be deemed to protect OFI from willful misfeasance,  bad faith or gross  negligence  in the  performance  of its duties,  or reckless  disregard of its obligations and duties under the Agreement,  OFI shall not be liable for any loss  sustained  by reason of good  faith  errors or  omissions  in connection with any matters to which this Agreement relates.

      (d) Nothing in this  Agreement  shall  prevent OFI or any officer  thereof from acting as investment  adviser for any other  person,  firm or  corporation  and shall not in any way limit or restrict OFI or any of its  directors,  officers or employees from  buying,  selling  or  trading  any  securities  for its own  account or for the account of others for whom it or they may be acting,  provided  that such  activities will not adversely  affect or otherwise  impair the  performance by OFI of its duties and obligations under this Agreement and under the Investment Advisers Act of 1940.

3.    Other Duties of OFI.

      OFI shall,  at its own expense,  provide and  supervise  the  activities of all administrative  and  clerical  personnel  as shall be required  to provide  effective corporate  administration for the Fund,  including the compilation and maintenance of such  records with  respect to its  operations  as may  reasonably  be required;  the preparation  and filing of such reports with respect  thereto as shall be required by the  Commission;  composition of periodic  reports with respect to its operations for the  shareholders  of the Fund;  composition  of proxy  materials for meetings of the
Fund's  shareholders  and the composition of such  registration  statements as may be required  by federal  securities  laws for  continuous  public  sale of shares of the
Fund.  OFI shall,  at its own cost and expense,  also provide the Fund with  adequate office space, facilities and equipment.

4.    Allocation of Expenses.

      All  other  costs  and  expenses  not  expressly  assumed  by  OFI  under  this
Agreement,  or to be paid by the  General  Distributor  of the  shares  of the  Fund, shall be paid by the Fund,  including,  but not  limited to (i)  interest  and taxes;
(ii)  brokerage  commissions;   (iii)  premiums  for  fidelity  and  other  insurance
coverage  requisite to its  operations;  (iv) the fees and expenses of its  Trustees;
(v) legal and audit  expenses;  (vi)  custodian and transfer agent fees and expenses;
(vii) expenses  incident to the redemption of its shares;  (viii)  expenses  incident to the  issuance  of its  shares  against  payment  therefor  by or on  behalf of the subscribers  thereto;  (ix) fees and expenses,  other than as  hereinabove  provided, incident to the  registration  under  federal  securities  laws of shares of the Fund for public  sale;  (x) expenses of printing  and mailing  reports,  notices and proxy materials  to  shareholders  of the  Fund;  (xi)  except  as noted  above,  all other expenses  incidental to holding meetings of the Fund's  shareholders;  and (xii) such extraordinary  non-recurring  expenses as may arise,  including  litigation affecting the Fund and any  obligation  which the Fund may have to  indemnify  its officers and
Trustees  with  respect  thereto.  Any  officers  or  employees  of OFI or any entity controlling,  controlled  by or under common  control with OFI, who may also serve as officers,  Trustees or employees of the Fund shall not receive any compensation  from the Fund for their services.

5.    Compensation of OFI.

      The Fund  agrees to pay OFI and OFI agrees to accept as full  compensation  for the  performance of all functions and duties on its part to be performed  pursuant to the provisions  hereof,  a management fee computed on the aggregate net assets of the
Fund as of the  close of each  business  day and  payable  monthly  at the  following rates:  0.50% of the first $250  million  of  average  annual net assets of the Fund;
0.475% of the next $500  million;  and 0.45% of  average  annual net assets in excess of $750 million.

6.    Use of Name "Oppenheimer."

      OFI  hereby  grants to the Fund a  royalty-free,  non-exclusive  license to use the name  "Oppenheimer"  in the name of the Fund for the  duration of this  Agreement and any extensions or renewals  thereof.  Such license may, upon  termination of this
Agreement,  be  terminated  by OFI,  in which  event  the Fund  shall  promptly  take whatever  action may be necessary to change its name and  discontinue any further use of  the  name  "Oppenheimer"  in  the  name  of  the  Fund  or  otherwise.  The  name
"Oppenheimer"  may  be  used  or  licensed  by  OFI  in  connection  with  any of its activities or licensed by OFI to any other party.

7.    Portfolio Transactions and Brokerage.

      (a) OFI is  authorized,  in arranging  the Fund's  portfolio  transactions,  to employ or deal with such members of securities or commodities  exchanges,  brokers or dealers,  including  "affiliated"  broker  dealers  (as that term is  defined  in the
Investment  Company  Act)  (hereinafter  "broker-dealers"),   as  may,  in  its  best
judgment,  implement  the policy of the Fund to obtain,  at reasonable  expense,  the
"best  execution"  (prompt and  reliable  execution  at the most  favorable  security price  obtainable)  of the  Fund's  portfolio  transactions  as  well  as to  obtain, consistent  with the  provisions of  subparagraph  "(c)" of this  paragraph  "7," the benefit  of  such  investment  information  or  research  as  may  be of  significant assistance to the performance by OFI of its investment management functions.

      (b)  OFI  shall   select   broker-dealers   to  effect  the  Fund's   portfolio
transactions  on the basis of its estimate of their ability to obtain best  execution of particular and related  portfolio  transactions.  The abilities of a broker-dealer to obtain best  execution of particular  portfolio  transaction(s)  will be judged by
OFI on the basis of all relevant  factors and  considerations  including,  insofar as feasible,  the execution  capabilities  required by the transaction or  transactions;
the ability and willingness of the  broker-dealer  to facilitate the Fund's portfolio transactions  by  participating  therein for its own account;  the  importance to the
Fund  of  speed,   efficiency  or  confidentiality;   the  broker-dealer's   apparent
familiarity  with sources from or to whom  particular  securities  might be purchased or sold;  as well as any other matters  relevant to the selection of a  broker-dealer for particular and related transactions of the Fund.

      (c) OFI shall  have  discretion,  in the  interests  of the Fund,  to  allocate
brokerage  on  the  Fund's  portfolio   transactions  to  broker-dealers  other  than
affiliated  broker-dealers,  qualified to obtain best execution of such  transactions who provide  brokerage  and/or  research  services  (as such  services are defined in
Section  28(e)(3) of the  Securities  Exchange Act of 1934) for the Fund and/or other accounts for which OFI and its affiliates exercise  "investment  discretion" (as that term is defined in Section  3(a)(35) of the  Securities  Exchange Act of 1934) and to
cause the Fund to pay such  broker-dealers  a  commission  for  effecting a portfolio transaction  for the Fund  that is in  excess of the  amount  of  commission  another broker-dealer  adequately  qualified  to effect such  transaction  would have charged for  effecting  that  transaction,  if OFI  determines,  in  good  faith,  that  such commission is reasonable  in relation to the value of the brokerage  and/or  research services  provided by such  broker-dealer,  viewed in terms of either that particular transaction  or the  overall  responsibilities  of OFI  and its  investment  advisory affiliates  with  respect  to the  accounts  as to  which  they  exercise  investment discretion.  In  reaching  such  determination,  OFI will not be required to place or attempt to place a specific dollar value on the brokerage  and/or  research  services provided  or  being  provided  by such  broker-dealer.  In  demonstrating  that  such determinations  were  made in good  faith,  OFI  shall be  prepared  to show that all commissions  were allocated for the purposes  contemplated by this Agreement and that the total  commissions paid by the Fund over a representative  period selected by the
Fund's trustees were reasonable in relation to the benefits to the Fund.

      (d) OFI shall have no duty or  obligation to seek advance  competitive  bidding for the  most  favorable  commission  rate  applicable  to any  particular  portfolio transactions  or to  select  any  broker-dealer  on the  basis  of its  purported  or
"posted"  commission rate but will, to the best of its ability,  endeavor to be aware of the current  level of the charges of eligible  broker-dealers  and to minimize the expense  incurred by the Fund for effecting its portfolio  transactions to the extent consistent  with  the  interests  and  policies  of the  Fund as  established  by the determinations of its Board of Trustees and the provisions of this paragraph "7."

      (e) The Fund  recognizes  that an affiliated  broker-dealer  (i) may act as one of the Fund's  regular  brokers so long as it is lawful for it so to act; (ii) may be a major  recipient of brokerage  commissions  paid by the Fund;  and (iii) may effect portfolio  transactions  for  the  Fund  only  if  the  commissions,  fees  or  other remuneration  received or to be  received by it are  determined  in  accordance  with
procedures   contemplated  by  any  rule,  regulation  or  order  adopted  under  the
Investment Company Act for determining the permissible level of such commissions.

8.    Duration.

      This  Agreement  will take  effect on the date  first set forth  above.  Unless earlier terminated  pursuant to paragraph 9 hereof,  this Agreement shall continue in effect  from year to year,  so long as such  continuance  shall be  approved at least annually by the Fund's Board of Trustees,  including  the vote of the majority of the trustees of the Fund who are not parties to this  Agreement or  "interested  persons"
(as defined in the  Investment  Company  Act) of any such party,  cast in person at a meeting  called for the  purpose of voting on such  approval,  or by the holders of a
"majority"  (as defined in the  Investment  Company  Act) of the  outstanding  voting securities of the Fund and by such a vote of the Fund's Board of Trustees.

9.    Termination.

      This  Agreement may be terminated  (i) by OFI at any time without  penalty upon giving  the Fund  sixty  days'  written  notice  (which  notice  may be waived by the
Fund);  or (ii) by the Fund at any time  without  penalty  upon sixty  days'  written notice to OFI (which notice may be waived by OFI) provided that such  termination  by the Fund  shall be  directed  or  approved  by the vote of a  majority  of all of the
Trustees  of the Fund then in office or by the vote of the  holders  of a  "majority"
(as defined in the Investment  Company Act) of the outstanding  voting  securities of the Fund.

10.   Assignment or Amendment.

      This  Agreement  may not be amended  without  the  affirmative  vote or written consent of the holders of a "majority" of the  outstanding  voting  securities of the
Fund,  and  shall  automatically  and  immediately  terminate  in  the  event  of its
"assignment," as defined in the Investment Company Act.

11.   Disclaimer of Shareholder Liability.

      OFI  understands  that the obligations of the Fund under this Agreement are not binding upon any Trustee or  shareholder  of the Fund  personally,  but bind only the
Fund and the Fund's  property.  OFI  represents  that it has notice of the provisions of the Declaration of Trust of the Fund  disclaiming  shareholder  liability for acts or obligations of the Fund.

12.   Definitions.

      The terms and  provisions of this Agreement  shall be  interpreted  and defined in a  manner  consistent  with  the  provisions  and  definitions  of the  Investment
Company Act.

                                 OPPENHEIMER TOTAL RETURN BOND FUND

                                 By: /s/Robert G. Zack
                                     -----------------------------------------
                                    Robert G. Zack, Secretary

                                 OPPENHEIMERFUNDS, INC.

                                 By: /s/John V. Murphy
                                     -----------------------------------------
                                    John V. Murphy
                                    Chairman, President and Chief Executive Officer